

                                                                                                 EXHIBIT 12
                                                                                                 Page 1

                              JERSEY CENTRAL POWER & LIGHT COMPANY

                         CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                         Nine Months Ended
                                                                           September 30,
                                                                    ---------------------------
                                                                      2002               2001
                                                                    ---------          --------
                                                                           (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:                                           |
   Income before extraordinary items............................    $198,134     |     $188,582
   Add-                                                                          |
     Interest and other charges, before reduction for                            |
       amounts capitalized and deferred interest income.........      74,912     |       84,429
     Provision for income taxes.................................     141,441     |      125,231
     Interest element of rentals charged to income (a)..........       2,455     |        3,003
                                                                    --------     |     --------
                                                                                 |
       Earnings as defined......................................    $416,942     |     $401,245
                                                                    ========     |     ========
                                                                                 |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                      |
   Interest on long-term debt...................................    $ 69,206     |     $ 67,754
   Other interest expense (credit)..............................      (2,315)    |        8,650
   Subsidiary's preferred stock dividend requirements...........       8,021     |        8,025
   Interest element of rentals charged to income (a)............       2,455     |        3,003
                                                                    --------     |     --------
                                                                                 |
       Fixed charges as defined.................................    $ 77,367     |     $ 87,432
                                                                    ========     |     ========
                                                                                 |
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES.................        5.39     |         4.59
                                                                    ========     |     ========



-------------------------

(a)  Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

                                                110



                                                                                                         EXHIBIT 12
                                                                                                         Page 2

                               JERSEY CENTRAL POWER & LIGHT COMPANY

                  CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                       STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                                               Nine Months Ended
                                                                                 September 30,
                                                                         ---------------------------
                                                                           2002               2001
                                                                         ---------          --------
                                                                                (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:                                                |
   Income before extraordinary items.................................    $198,134     |     $188,582
   Add-                                                                               |
     Interest and other charges, before reduction for                                 |
       amounts capitalized and deferred interest income..............      74,912     |       84,429
     Provision for income taxes......................................     141,441     |      125,231
     Interest element of rentals charged to income (a)...............       2,455     |        3,003
                                                                         --------     |     --------
                                                                                      |
       Earnings as defined...........................................    $416,942     |     $401,245
                                                                         ========     |     ========
                                                                                      |
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED                             |
   STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS):                                |
   Interest on long-term debt........................................    $ 69,206     |     $ 67,754
   Other interest expense (credit)...................................      (2,315)    |        8,650
   Preferred stock dividend requirements.............................       9,367     |       12,106
   Adjustment to preferred stock dividends                                            |
     to state on a pre-income tax basis..............................         961     |        2,710
   Interest element of rentals charged to income (a).................       2,455     |        3,003
                                                                         --------     |     --------
                                                                                      |
       Fixed charges as defined plus preferred stock dividend                         |
         requirements (pre-income tax basis).........................    $ 79,674     |     $ 94,223
                                                                         ========     |     ========
                                                                                      |
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES                                       |
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS                                         |
   (PRE-INCOME TAX BASIS)............................................        5.23     |         4.26
                                                                             ====     |         ====




-------------------------

(a)  Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.





                                                                                                           EXHIBIT 12
                                                                                                           Page 1

                                        METROPOLITAN EDISON COMPANY

                              CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                                          Nine Months Ended
                                                                                           September 30,
                                                                                    ---------------------------
                                                                                      2002               2001
                                                                                    --------           --------
                                                                                           (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:                                                          |
   Income before extraordinary items.........................................       $ 49,661    |      $ 56,433
   Add-                                                                                         |
     Interest and other charges, before reduction for                                           |
       amounts capitalized and deferred interest income......................         38,430    |        41,649
     Provision for income taxes..............................................         35,212    |        39,247
     Interest element of rentals charged to income (a).......................            407    |           462
                                                                                    --------    |      --------
                                                                                                |
       Earnings as defined...................................................       $123,710    |      $137,791
                                                                                    ========    |      ========
                                                                                                |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                                     |
   Interest on long-term debt................................................       $ 30,736    |      $ 28,867
   Other interest expense....................................................          2,025    |         7,270
   Subsidiary's preferred stock dividend requirements........................          5,669    |         5,512
   Interest element of rentals charged to income (a).........................            407    |           462
                                                                                    --------    |      --------
                                                                                                |
       Fixed charges as defined..............................................       $ 38,837    |      $ 42,111
                                                                                    ========    |      ========
                                                                                                |
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................           3.19    |          3.27
                                                                                        ====    |          ====



-------------------------

(a)  Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.



                                                                                                          EXHIBIT 12
                                                                                                          Page 1

                                      PENNSYLVANIA ELECTRIC COMPANY

                             CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                                         Nine Months Ended
                                                                                           September 30,
                                                                                     -------------------------
                                                                                       2002              2001
                                                                                     -------           -------
                                                                                           (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:                                                          |
   Income before extraordinary items.........................................        $30,140    |      $19,462
   Add-                                                                                         |
     Interest and other charges, before reduction for                                           |
       amounts capitalized and deferred interest income......................         31,912    |       35,934
     Provision for income taxes..............................................         20,970    |       17,627
     Interest element of rentals charged to income (a).......................          1,434    |          721
                                                                                     -------    |      -------
                                                                                                |
       Earnings as defined...................................................        $84,456    |      $73,744
                                                                                     =======    |      =======
                                                                                                |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                                     |
   Interest on long-term debt................................................        $24,124    |      $25,154
   Other interest expense....................................................          2,123    |        5,275
   Subsidiary's preferred stock dividend requirements........................          5,665    |        5,505
   Interest element of rentals charged to income (a).........................          1,434    |          721
                                                                                     -------    |      -------
                                                                                                |
       Fixed charges as defined..............................................        $33,346    |      $36,655
                                                                                     =======    |      =======
                                                                                                |
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................           2.53    |         2.01
                                                                                        ====    |         ====



-------------------------

(a)  Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.
